THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL OF HOST FUNDING, INC. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED. THIS WARRANT IS SUBJECT TO CERTAIN OTHER LIMITATIONS ON TRANSFER.


                               SERIES A WARRANT

                         TO PURCHASE COMMON STOCK OF

                              HOST FUNDING, INC.


    THIS IS TO CERTIFY THAT, for value received, HMR Capital, LLC, a Delaware limited liability company, or permitted assigns, is entitled to purchase from Host Funding, Inc., a Maryland corporation (the "Company"), at the Warrant Office (hereinafter defined), at a purchase price per share of $9.90, subject to adjustment as provided below (the "Exercise Price"),225,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of the Company's Class A Common Stock, $0.01 par value ("Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article IV hereof.

    This Warrant is issued pursuant to the terms of that certain Agreement, dated effective February 3, 1997, by and among the Company, HMR Capital and Host Funding Advisors, Inc., a Delaware corporation. Subject to the limitations and requirements contained herein, the holders of these Warrants may transfer or exchange such Warrants or a portion thereof in the manner specified herein.

    Certain terms used in this Warrant are defined in Article I.

                                  ARTICLE I

                                TERMS DEFINED

    As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

    ACTS -- shall mean the Securities Act of 1933 and any applicable state securities or blue sky laws, as they may be amended from time to time, and the rules and regulations thereunder, all as the same shall be in effect at the time.

    BOARD OF DIRECTORS -- shall mean the Board of Directors of the Company.

    COMMON STOCK -- shall mean the Company's Class A Common Stock, $0.01 par value per share.

    CODE -- shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

    COMPANY -- shall mean Host Funding, Inc., a Maryland corporation, and its successors and assigns.

    DATE OF ISSUANCE -- shall mean February 3, 1997.

    EXPIRATION DATE -- shall mean February 2, 2000 (i.e. three years from the Date of Issuance).

    EXERCISE PRICE -- shall mean the purchase price per share of Common Stock payable by the holder hereof upon exercise of this Warrant, as it may be adjusted from time to time in accordance with the provisions of Article IV hereof.

    OUTSTANDING -- when used with reference to Common Stock at any date, shall mean all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

    PERSON -- shall mean any individual, corporation, partnership, trust, organization, association or other entity or individual.

    REIT QUALIFICATION RULES -- shall mean any and all provisions of the Code the compliance with which is necessary for the Company to maintain its status as a qualified real estate investment trust in accordance with the Code.

    WARRANT -- shall mean this Warrant and any successor or replacement Warrant delivered in accordance herewith.

    WARRANT OFFICE  --  shall have the meaning set forth in Section 3.1.

    WARRANT SHARES -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise hereof pursuant to Article II hereof.


                                  ARTICLE II

                             EXERCISE OF WARRANT

    2.1 TERM. Subject to the limitations and requirements contained herein, this Warrant may be exercised as a whole at any time or in part from time to time commencing on the Date of Issuance and terminating at 5:00 p.m., Dallas, Texas time on the Expiration Date.

    2.2 METHOD OF EXERCISE. To exercise this Warrant, the registered holder hereof or permitted assignees of all rights of the registered holder hereof shall deliver to the Company, at the Warrant Office (a) a written notice in the form of the Subscription Notice attached hereto, stating therein the election of such holder or such permitted assignees to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and
(c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchasable by such holder hereunder, against the receipt by the Company of this Warrant and the total Exercise Price payable hereunder for all such Warrant Shares, in accordance with Section 2.4 below. Upon any partial exercise of this Warrant, the Company shall forthwith issue and deliver to or upon the order of the exercising holder a new Series A Warrant To Purchase Common Stock of Host Funding, Inc. of like tenor, in the name of the holder thereof, or as such holder may request, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such shares called for on the face of the original Warrant minus the number of such shares designated by the holder in the Subscription Notice. The person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date. Each certificate representing the Warrant Shares shall upon issuance bear the restrictive legend set forth on Exhibit A attached to this Warrant.

    2.3 FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but in lieu of such fractional share, the Company shall make a cash payment therefor equal to the Exercise Price then in effect multiplied by such fractional share.

    2.4 PAYMENT OF EXERCISE PRICE. Upon exercise of this Warrant, the Exercise Price then in effect shall be payable, at the holder's election, by delivering to the Company, in accordance with this Article II, certified or cashier's check or wire transfer of good funds in an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised.

                                 ARTICLE III

                           WARRANT OFFICE; TRANSFER

    3.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be 6116 N. Central Expressway, Suite 1313, Dallas, Texas 75205 Attention:
Michael S. McNulty, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the registered holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the registered holder hereof.

    3.2 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III. The Warrants shall be evidenced by a "Certificate of Warrant" issued by the Company to the holder of the Warrant and containing the appropriate legend relating to restrictions on sale and transfer under the Acts.

    3.3 RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this
Section 3.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the holder) and other charges payable in connection with the transfer of Warrants pursuant to this
Section 3.3.

         (a) RESTRICTIONS IN GENERAL. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the Warrant Shares shall not be transferable except upon the conditions specified in this Section 3.3, which conditions are intended, among other things, to insure compliance with the provisions of the Acts and the REIT Qualification Rules in respect of the exercise or transfer of this Warrant or transfer of Warrant Shares. The registered holder of this Warrant agrees that except for transfers of this Warrant expressly permitted by Section 3.3 (b) below, he will neither transfer this Warrant nor transfer Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (A) of Section 3.3(c).

         (b) PERMITTED TRANSFERS. HMR Capital, as the original registered holder of this Warrant, shall have the right to transfer and assign all or any portion of this Warrant to (i) the members of HMR Capital existing as of the Date of Issuance and (ii) the Profit Holders, as defined in the Profit Percentage Agreement dated effective as of November 1,1996, by and among HMR Capital and HFG Acquisition Group, Inc.(as assignee of La Jolla Securities Corporation), Strategic Property Advisors, Inc. (as assignee of Capital Equities of La Jolla, Inc.) and John Phillips (collectively, the "Permitted Transferees"); provided, that each such Permitted Transferee shall have executed and delivered to the Company an Investment Letter Agreement effective on or before the date of the assignment or transfer, in form and substance acceptable to the Company.

         (c) OPINION OF COUNSEL. The registered holder of this Warrant, by his acceptance hereof, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the disposition of this Warrant or any Warrant Shares, or the intention of said holder's prospective transferee with respect to his acquisition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel, such opinion and counsel to be reasonably acceptable to the Company, as to (i) the necessity or non-necessity for registration under the Acts in connection with such exercise or such transfer and (ii) whether or not the effect of such exercise or transfer would disqualify the Company as a qualified real estate investment trust pursuant to the REIT Qualification Rules. The following provisions shall then apply:

              (A) If, in the opinion of said holder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without (i) registration under the Acts of this Warrant or such Warrant Shares, as the case may be, and (ii) disqualification of the Company as a qualified real estate investment trust pursuant to the REIT Qualification Rules, then the registered holder of this Warrant shall be entitled to transfer this Warrant or such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

              (B) If, in the opinion of said counsel, either the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without (i) registration under the Acts of this Warrant or such Warrant Shares, as the case may be, or (ii) disqualification of the Company as a qualified real estate investment trust pursuant to the REIT Qualification Rules, the registered holder of this Warrant shall not be entitled to transfer this Warrant or such Warrant Shares, as the case may be, until such registration is effected or disqualification remedied.

         (d) TERMINATION OF RESTRICTIONS. If, in the opinion of counsel to the holder of this Warrant, a copy of which shall be furnished, and reasonably acceptable, to the Company, this Warrant may be freely transferred pursuant to the provisions of the Securities Act of 1933, as amended, or other applicable provisions of the Acts, the restrictions set forth in this Section 3.3 shall terminate and, upon request by said holder, the Company shall cause the restrictive legends on the face hereof to be removed.

    3.4 ACKNOWLEDGMENT OF RIGHTS. The Company will, at the time of any exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

    3.5 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder (except as otherwise provided in Section 5.5 hereof).


                                      ARTICLE IV

                                ADJUSTMENT PROVISIONS

    4.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price shall be subject to adjustment from time to time as provided in this Article IV. Upon each adjustment of the Exercise Price, the registered holder hereof shall thereafter be entitled to purchase, upon exercise hereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole shares pursuant to Section 4.1(a)(iv)) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (a) ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as follows:

              (i) STOCK DIVIDENDS. If the number of shares of Common Stock outstanding at any time after the date of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

              (ii) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

              (iii) REORGANIZATIONS, CONSOLIDATIONS, MERGERS AND SALES. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with any other Person or of the sale, or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, or other transfer) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger, sale, or other transfer if such exercise had taken place; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

              (iv) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All calculations under this Section 4.1(a) shall be made to the nearest cent or to the nearest whole share (as provided in Section 2.3), as the case may be.

         (b) STATEMENT REGARDING ADJUSTMENTS. Whenever the Exercise Price shall be adjusted as provided in Section 4.1(a), the Company shall forthwith file at the Warrant Office a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the registered holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4.1(c).

         (c) NOTICE TO HOLDERS. In the event the Company shall propose to take any action of the type described in clause (i), (ii) or (iii) of
    Section 4.1(a), the Company shall give notice to the registered holder of this Warrant, in the manner set forth in Section 7.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

    4.2. COSTS. Except as otherwise provided in Section 5.5, the Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

                                      ARTICLE V

                                 REGISTRATION RIGHTS

    5.1 SHELF REGISTRATION. The Company agrees that within ninety (90) days following the effective date of a public offering of the Company's common stock in which the net proceeds to the Company (after underwriting discounts and commissions but before other expenses of the offering) is not less than $20,000,000 to prepare and file a registration statement on Form S-3 (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "SEC") for the public sale of the Warrant Shares. The Company shall use its reasonable diligent efforts to cause the Shelf

Registration Statement to become effective not later than ninety (90) days after the date of filing and to remain effective for a period ending on the earlier to occur of (i) two years after the effective date of the Shelf Registration Statement or (ii) the Expiration Date of this Warrant. The Company shall supply to the registered holder of this Warrant a reasonable number of copies of all registration materials and related prospectuses.

    5.2 LIMITATIONS ON SHELF REGISTRATION. The obligation of the Company under Section 5.1 to file the Shelf Registration Statement is subject to each of the following limitations, conditions and qualifications:

         (a) ELIGIBILITY OF FORM S-3. The Company shall be entitled to postpone the preparation and filing of the Shelf Registration Statement if the Company delivers to the registered holder of this Warrant an opinion of counsel that (i) either the Company or the Warrant Shares do not meet the eligibility requirements for filing a Form S-3 or (ii) there is a reasonable likelihood that the filing of the Shelf Registration Statement would not be approved for filing by the SEC. Any postponement pursuant to this Section 5.1 (a) shall continue until such time as counsel to the Company shall determine that the Company and the Warrant Shares meet the eligibility requirements for the use of Form S-3 and that the SEC would accept the filing of the Shelf Registration Statement.

         (b) PENDING MATERIAL EVENTS. The Company shall be entitled to postpone for a reasonable period of time (not exceeding sixty (60) days ) the effectiveness (but not the filing or preparation ) of the Shelf Registration Statement if the underwriter or investment banking firm of the Company determines (and the Company so notifies the registered holder of this Warrant) that in its judgment, such registration would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company.

         (c) FINANCIAL STATEMENTS. The Company shall be entitled to postpone for a reasonable period of time (not exceeding sixty (60) days) the filing of the Shelf Registration Statement, as is reasonably necessary, to prepare the financial statements of the Company for inclusion in the Shelf Registration Statement.

    5.3 RESTRICTIONS ON PUBLIC SALE. To the extent not inconsistent with public law, the registered holder of this Warrant agrees not to effect any public sale or distribution of the Warrant Shares under the Shelf Registration Statement during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of a registration statement filed by the Company (excluding the Shelf Registration Statement), but only to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities of the same type as the Warrant Shares; provided, that the period of time for which the Company is required to keep the Shelf Registration

Statement effective shall be increased by a period of days equal to the requested holdback period, not to exceed the Expiration Date of this Warrant.

    5.4 NOTIFICATION OF MATERIAL EVENTS. The Company will notify the registered holder of this Warrant or the Warrant Shares during the effective period of the Shelf Registration Statement of the occurrence of any event, as a result of which, the Shelf Registration Statement or any related prospectus, as then effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and will prepare and furnish to such holder a reasonable number of copies of any amendment to the Shelf Registration Statement or supplement to any related prospectus as may be necessary so that, as thereafter delivered to a purchaser of the Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The registered holder of this Warrant or the Warrant Shares, as the case may be, agrees not to sell Warrant Shares under the Shelf Registration Statement during any period when the Company has advised such holder that the information in the prospectus relating to the Warrant Shares is not current.

    5.5 REGISTRATION EXPENSES. The Company shall bear all expenses relating to the preparation and filing of the Shelf Registration Statement except for the following expenses which shall be borne by the registered holder of this
Warrant: (i) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualification of the Warrant Shares), (ii) fees and expenses incurred, if any, in connection with the listing of the Warrant Shares upon exercise of this Warrant on each securities exchange on which similar securities issued by the Company are then listed, and (iii) underwriting fees, discounts and commissions relating to the sale of the Warrant Shares.

    5.6 INDEMNIFICATION BY HOLDER OF WARRANT. In connection with the Shelf Registration Statement, the registered holder of this Warrant agrees to furnish to the Company in writing such information with respect to the name and address of the holder, the amount of Warrant Shares issuable to such holder upon exercise of this Warrant, and such other information as the Company shall reasonably request for use in connection with the preparation and filing of the Shelf Registration Statement and any related prospectuses. The registered holder of this Warrant agrees to indemnify, to the extent permitted by applicable law, the Company, its directors and officers, and each person or entity which controls the Company (within the meaning of the Securities Act of 1933) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Shelf Registration Statement or any related prospectus or any amendment thereof or supplement thereto, or necessary not to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information with respect to the registered holder of this Warrant furnished in writing by such holder specifically for inclusion in the Shelf Registration Statement or any related prospectus.

                                      ARTICLE VI

                               COVENANTS OF THE COMPANY

    6.1 DILUTION OR IMPAIRMENTS. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company shall at all times reserve and keep available, so long as this Warrant remains outstanding, free from preemptive rights, the number of shares of Common Stock equal to the number of shares of Common Stock to be issued upon the exercise of all of the Warrants issued and outstanding.

                                     ARTICLE VII

                                    MISCELLANEOUS

    7.1 ENTIRE AGREEMENT. This Warrant contains the entire agreement between the registered holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

    7.2 GOVERNING LAW. This Warrant shall be interpreted, construed and governed by the laws of the State of Maryland.

    7.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of a majority of the holders of Warrants and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. No course of dealing between the holder hereof and any other party hereto or any failure or delay on the part of the holder hereof in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder, and a waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

    7.4 SEVERABILITY. Any provision contained in this Warrant which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained in this Warrant.

    7.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

    7.6 NOTICES. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered, certified or first class mail, (ii) hand delivery or (iii) telex, telecopy or telegram. Such notice or communication shall be sent to the respective parties at the address listed below. Except as expressly provided herein, notice shall be deemed to have been given when sent to or refused by the party to whom notice is being given.
Notice given by first class mail shall be deemed received on the third business day following the date on which it is mailed. Communication by telex, telecopy or telegram shall be confirmed by posting a copy of the same by registered, certified or first class mail in an envelope properly addressed to the respective parties at the address listed below:

    If to the Company:            Host Funding, Inc.
                                  6116 N. Central Expressway, Suite 1313
                                  Dallas, Texas  75205
                                  Telecopy No. (214)750-0793
                                  Attn: Michael S. McNulty

    If to the holder hereof:      HMR Capital, LLC
                                  1025 Prospect Street, Suite 350
                                  La Jolla, California  92037
                                  Telecopy No. (619) 456-6073
                                  Attn:  Ian Gardner-Smith

    With a Copy To:               Peter G. Aylward
                                  Attorney at Law
                                  3250 Vista Diego Road
                                  Jamul, California  91935

Any party may, by written notice to the others, change the representative or the address to which such notices and communications are to be sent.

    7.7 LIMITATION OF LIABILITY; NOT SHAREHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    7.8 EXCHANGE OF WARRANTS. Subject to Section 3.3 hereof, upon surrender for exchange of this Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the registered holder hereof a new Warrant of like tenor, in the name of such registered holder or as such holder may direct, calling in the aggregate for the purchase of the number of shares of the Common Stock to be issued upon the exercise of this Warrant so surrendered. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.8.

    7.9 REPLACEMENT OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an agreement of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in the name of the registered holder hereof, in lieu of such lost, stolen, destroyed or mutilated Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.9.

    7.10 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed effective as of the 3rd day of February, 1997.


                                       HOST FUNDING, INC.



                                       BY:
                                          -----------------------------
                                           Guy E. Hatfield

                                 SUBSCRIPTION NOTICE



    The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _______shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor pursuant to Section 2.1 of such Warrant, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ___________________________________, and (b) if
such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date, in the name of the undersigned, for the balance of the shares issuable thereunder be delivered to the undersigned.


                                        ------------------------------------

                                        Dated: __________ , 19__

                                      ASSIGNMENT

    For value received, ___________________________ , hereby sells, assigns and transfers unto _______________________ the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ___________________attorney, to transfer said Warrant on the books of the Company, with full power of substitution.



                                        ------------------------------------

Dated: __________ , 19__